Exhibit 99.4
EXECUTION VERSION

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) dated as of July 31, 2007, is made by and among, WAKO LOGISTICS GROUP, INC. (the “WAKO”), REMO PICCHIETTI (“Remo”) and MARY PICCHIETTI (“Mary”, each of Remo and Mary shall be referred to herein individually as a “Seller” and collectively as the “Sellers”) and LaSalle Bank, as Escrow Agent (the “Escrow Agent”).

RECITALS

WHEREAS, pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among World Commerce Services, LLC (the “World Commerce”), WAKO and the Sellers, whereby the WAKO shall purchase from the Sellers all right, title and interests of the Sellers in and to the World Commerce membership interests (the “Membership Interests”), and in consideration for the Membership Interests, WAKO shall transfer to the Sellers the Purchase Price in accordance with the terms of the Purchase Agreement.

WHEREAS, pursuant to Section 3.2 of the Purchase Agreement WAKO shall issue the Escrow Shares in the name of the Sellers and deposit the Escrow Shares directly into an Escrow Account and held by the Escrow Agent;

WHEREAS, pursuant to Section 9.5 of the Purchase Agreement, WAKO shall have a claim against the Escrow Shares held in the Escrow Account with respect to any Losses for which the Sellers are obligated to indemnify WAKO;

WHEREAS, a material condition to the consummation of the transactions contemplated by the Purchase Agreement is that the parties hereto enter into this Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.      DEFINED TERMS

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement, a copy of which has been delivered to Escrow Agent solely for the purpose of allowing it to reference such meanings.

SECTION 2.      ESCROW

Pursuant to Section 3.2 of the Purchase Agreement the Escrow Shares shall be issued in the name of the Sellers but shall be deposited directly by WAKO into the Escrow Account which is hereby established, along with stock powers executed in blank by each of the Sellers, and held by the Escrow Agent. The Escrow Shares shall be held by the Escrow Agent in the Escrow Account in accordance with the provisions of this Agreement and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. Notwithstanding the foregoing, if the Escrow Account shall be attached, garnished, or levied upon pursuant to judicial process, or the delivery of amounts held in the Escrow Account shall be stayed or enjoined by any court order, or any court order shall be made or entered into affecting the Escrow Account, or any part thereof, the Escrow Agent is hereby expressly authorized to obey and comply with such judicial process or court order. In the event the Escrow Agent obeys or complies with any judicial process or court order, it shall not be liable to any person, firm or corporation by reason of such compliance, notwithstanding the subsequent reversal, modification, annulment, or setting aside of such court order.

SECTION 3.      SHAREHOLDER RIGHTS

3.1.     VOTING OF ESCROW SHARES. The Sellers shall be entitled to vote the Escrow Shares. WAKO shall give the Sellers at least as much notice of meetings of shareholders or actions by written consent in lieu of a meeting as it gives its shareholders generally.

3.2.     DIVIDENDS. Any cash, securities (including WAKO common stock (“WAKO Common Stock”)) or other property distributed as a dividend in respect of any Escrow Shares shall be paid by WAKO directly to the Sellers.

3.3.     CHANGE IN ESCROW SHARES. If, after the date of this Agreement, the Escrow Shares shall have been changed into a different number of shares or a different type or class of securities, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, purchase or exchange of shares, such different number of shares or type or class of securities shall be held in the Escrow Account subject to the provisions of this Agreement to the same extent as the Escrow Shares, and the provisions of this Agreement shall be correspondingly adjusted pursuant to joint notice from WAKO and Sellers to the extent appropriate to reflect equitably such stock dividend, subdivision, reclassification, recapitalization, split, combination, Purchase or exchange of shares.

3.4.     TRANSFERABILITY. The interests of the Sellers in the Escrow Account and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until WAKO and Escrow Agent shall have received written notice of such transfer.

3.5.     FRACTIONAL SHARES. No fractional shares of WAKO Common Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In the event that the retention or release of Escrow Shares pursuant to this Agreement results in fractional shares of WAKO Common Stock, such number of shares of WAKO Common Stock to be retained or released, as the case may be, shall be rounded down to the nearest whole number of shares.

SECTION 4.      INDEMNIFICATION; CLAIM PROCEDURES

4.1.     INDEMNIFICATION. Pursuant to Section 9 of the Purchase Agreement, from and after the Closing Date, the Escrow Shares shall be available to compensate WAKO for Losses incurred by WAKO as an Indemnified Party. WAKO, and the Sellers, as among themselves, expressly agree that the Escrow Shares (i) shall be security for such indemnity obligation, subject to the limitations and in the manner provided for herein and in the Purchase Agreement and (ii) are subject to release to WAKO as an Indemnified Party upon the terms set forth in the Purchase Agreement.

4.2.     CLAIM PROCEDURE.

(a)      If WAKO as an Indemnified Party determines in good faith that there is or has been a Claim giving rise to an indemnification obligation under Section 9 of the Purchase Agreement, and such WAKO wishes to make a claim against the Escrow Shares with respect to such possible Claim, then WAKO shall deliver to the Sellers and to the Escrow Agent a written notice of such Claim (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting WAKO's belief that such possible Claim exists or has occurred, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of all Losses that have arisen and may arise as a direct or indirect result of such possible Claims and the corresponding number of Escrow Shares equivalent to such Claims (such aggregate amount being referred to as the "Claim Amount").

(b)      If the Sellers shall object in good faith to any portion of any Claim Amount specified in any Claim Notice, the Sellers shall, within thirty (30) calendar days after the deemed delivery by WAKO to the Sellers of such Claim Notice, deliver to the Escrow Agent (with a copy to WAKO) a certificate, executed by the Sellers (a "Certificate of Objections"):

(i)      specifying each such amount to which the Sellers object in good faith; and

(ii)     specifying in reasonable detail the nature and basis for each such good faith objection.

(c)      If the Escrow Agent shall not have received a Certificate of Objections objecting to a Claim Amount within thirty (30) calendar days after delivery to the Sellers of a Claim Notice specifying such Claim Amount, the Sellers shall be deemed to have acknowledged that the Claim Amount claimed on such Claim Notice is correct and final and the Escrow Agent shall, transfer to WAKO from the Escrow Shares (such transfer to be applied and deducted from the Escrow Shares pro rata in accordance with each Indemnity Seller's pro rata share of the Escrow Shares that number of Escrow Shares having a value equal to the quotient of (i) the aggregate Losses set forth in the Claim Notice divided by (ii) the Fair Market Value of one share of WAKO Common Stock determined in accordance with and pursuant to Section 9.5 of the Purchase Agreement (the “Escrow Share Value”). For purposes of establishing the expiration of the 30 day period set forth above, Escrow Agent shall conclusively presume that any Claim Notice delivered to it was simultaneously delivered to Sellers.

(d)      If a Certificate of Objections delivered by the Sellers in response to a Claim Notice contains instructions to the effect that Escrow Shares having an Escrow Share Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be transferred to WAKO, then (i) the Escrow Agent shall be authorized to release from the Escrow Account to WAKO that number of Escrow Shares having an Escrow Share Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Section 5.2(e) below shall be followed with respect to the remaining portion of such Claim Amount.

(e)      If the Escrow Agent shall have received a Certificate of Objections within thirty (30) calendar days after delivery to the Sellers of a Claim Notice, disputing all or a portion of the Claim Amount set forth in such Claim Notice (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 5 hereof, the Escrow Agent shall continue to hold in the Escrow Account (in addition to any other Escrow Shares permitted to be retained in the Escrow, whether in connection with any other dispute or otherwise), Escrow Shares having an Escrow Share Value equal to 100% of the Disputed Amount. Such Escrow Shares shall continue to be held in the Escrow Account until such time as either (i) the Escrow Agent receives a settlement agreement executed by each of WAKO and the Sellers (a “Settlement Agreement”) containing instructions regarding the release of such shares, or (ii) the Escrow Agent receives a copy of a court order containing instructions to the Escrow Agent regarding the release of such Escrow Shares accompanied by an opinion of counsel to the presenting party to the effect that such court order is final and non-appealable and is dispositive for purposes of this Agreement, upon which opinion Escrow Agent shall conclusively rely. The Escrow Agent shall thereupon release such Escrow Shares from the Escrow Account in accordance with the instructions set forth in such settlement agreement or court order.

(f)       Escrow Agent is not the stock transfer agent for the Escrow Shares. Accordingly, whenever a distribution of a number of shares of the Escrow Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates. For purposes of this Agreement, the Escrow Agent shall be deemed to have delivered the Escrow Shares to the Person entitled to it when the Escrow Agent has delivered such certificates to such stock transfer agent with instructions to deliver it to the appropriate person.

SECTION 5.      RELEASE OF SHARES TO SHAREHOLDERS

5.1.     RELEASE OF ESCROW SHARES TO SHAREHOLDERS. The Escrow Agent shall release any Escrow Shares remaining in the Escrow Account to the Sellers upon the earlier to occur of (i) receipt of written instructions from WAKO directing Escrow Agent to release the remaining Escrow Shares to the Sellers; or (ii) the termination of this Agreement pursuant to Section 7.1.

5.2.     PROCEDURES FOR RELEASING SHARES.

(a)     In the event that the Escrow Agent is required to release Escrow Shares to the Sellers, the Escrow Agent shall be authorized to transfer to each Seller, and shall so transfer and release to each Seller, that number of Escrow Shares as adjusted to the date of such release as provided herein.

(b)     Any release of Escrow Shares to the Sellers pursuant to the Purchase Agreement hereof may be effected by mailing a stock certificate (in the appropriate name designated by the Sellers) to the Sellers certified mail, return receipt requested.

SECTION 6.     FEES AND EXPENSES

ESCROW AGENT FEES AND EXPENSES. The Escrow Agent's fees, as set forth on Exhibit A hereto, shall be payable 50% by WAKO and 50% by the Sellers. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this Agreement or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorneys' fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation, and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent in the Escrow Account until such compensation, fees, costs and expenses are paid. Any such extraordinary fees, costs and expenses shall be payable 50% by WAKO and 50% by the Sellers pro rata by cash payment

SECTION 7.      TERMINATION

This Agreement shall terminate on the later to occur of (i) the date there are no Escrow Shares or other property remaining in the Escrow Account or (ii) the date upon which WAKO’s rights to indemnification for Losses pursuant to the Purchase Agreement terminate.

SECTION 8.      ESCROW AGENT; LIMITATION OF ESCROW AGENT'S LIABILITY

8.1.     DUTIES OF THE ESCROW AGENT. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. Without limitation, the Escrow Agent shall carry out its responsibilities hereunder without regard to the terms of the Purchase Agreement except insofar as it may consult said agreement for the purpose of referencing definitions. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

8.2.     LIABILITY OF THE ESCROW AGENT.

(a)      In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for consequential damages, (including, without limitation lost profits) losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for any act or failure to act made or omitted in good faith or for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The Escrow Agent shall not be responsible for the authenticity of any instructions, or be in any way liable for any unauthorized instruction or for acting on such an instruction, whether or not the person giving the instruction was, in fact, an authorized representative of WAKO and the Sellers.

(b)      In no event shall the Escrow Agent be liable to the parties for any consequential, special, or exemplary damages, including but not limited to lost profits, from any cause whatsoever arising out of, or in any way connected with acting upon instructions believed by the Escrow Agent to be genuine.

(c)      WAKO and the Sellers agree to jointly and severally indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its/his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, except in the case of the Escrow Agent's gross negligence or willful misconduct. Notwithstanding the foregoing, between WAKO and the Sellers, if either WAKO or the Sellers pay more than their 50% share of the indemnification obligations to the Escrow Agent under this Section 8.1(c), then such other party shall contribute to WAKO or the Sellers, as the case may be, up to their 50% share. The foregoing indemnities shall survive the termination of Agreement and the resignation or removal of the Escrow Agent.

(d)      If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. In such event, the Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in the Escrow Account. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

8.3.     SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving the parties to this Agreement written notice sixty (60) days' prior to the date when such resignation shall take effect. WAKO may appoint a successor Escrow Agent without the consent of the Sellers so long as such successor is a bank with assets of at least $100 million, and may appoint any other successor Escrow Agent with the consent of the Sellers, which consent shall not be unreasonably withheld. If, within such notice period, WAKO provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor. In the event that after said 60 day period no successor escrow agent has been appointed as provided above, Escrow Agent, at the expense of the other parties hereto, may petition any court of general jurisdiction sitting in Cook County, Illinois for the appointment thereof.

8.4.     CHANGE OF CONTROL OF ESCROW AGENT. Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

SECTION 9.      RESOLUTION OF CONFLICTS

9.1.     In case the Sellers shall timely object in writing to any claim or claims by a WAKO as an Indemnified Party made in any Claim Notice, as provided in Section 4 hereof, the Sellers and WAKO shall attempt in good faith for thirty (30) calendar days following delivery of the Certificate of Objections to agree upon the rights of the respective parties with respect to each of such claims. If the Sellers and WAKO should so agree, a Settlement Agreement setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such Settlement Agreement and shall distribute amounts from the Escrow Account in accordance with the terms thereof and Section 4.2(e) of this Agreement.

9.2.     If no such agreement can be reached after good faith negotiation, either WAKO or the Sellers may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator. The arbitrator shall be jointly selected by WAKO and the Sellers within fifteen (15) calendar days after such written notice is sent, or absent such agreement, such arbitrator shall be appointed pursuant to the Commercial Arbitration Rules then in effect of the American Arbitration Association. The decision of the arbitrator as to the validity and amount of any claim in such Indemnification Notice shall be binding and conclusive upon the parties to this Agreement and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Account in accordance therewith.

9.3.     Any such arbitration shall be held in New York, New York under the Commercial Arbitration Rules then in effect of the American Arbitration Association. For purposes of this Section 9, in any arbitration hereunder in which any claim or the amount thereof stated in the Claim Notice is at issue, WAKO shall be deemed to be the "Non-Prevailing Party" unless the arbitrator awards WAKO more than sixty-five percent (65%) of the amount in dispute; otherwise, the Sellers shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.

SECTION 10.     TAX MATTERS

10.1.     The parties agree to treat the Escrow Shares in the Escrow Account as owned by the applicable Sellers in all cases, and to file all tax returns on a basis consistent with such treatment.

10.2.     All earnings on the Escrow Shares, if any, shall be treated as having been received by the applicable Sellers for United States federal income tax purposes whether or not such amounts are currently distributed to the applicable Sellers. Unless otherwise required by law, the parties agree that, for United States federal income tax purposes, the applicable Sellers shall report their pro rata shares of any earnings as their income.

10.3     Escrow Agent shall have no responsibility to file informational returns (i.e. IRS form 1099) with respect to the transactions hereby contemplated.

SECTION 11.     GENERAL

11.1.     INSPECTION. The Escrow Shares shall at all times be clearly identified as being held by the Escrow Agent hereunder. Any party hereto may at any time during the Escrow Agent's business hours (with reasonable notice) inspect any records or reports relating to the Escrow Shares.

11.2.     CONTROLLING DOCUMENT. To the extent provisions of the Purchase Agreement are inconsistent with the provisions contained herewith, as between WAKO and Sellers the Purchase Agreement shall supersede this Agreement, provided, however, that the provisions of this Agreement shall control for all purposes with regard to the Escrow Agent's duties.

11.3.     OTHER AGREEMENTS. Subject to Section11.2, nothing in this Agreement is intended to limit any of WAKO's or any other Indemnified Party’s rights, or any obligation of WAKO or any Seller, under the Purchase Agreement or under any other agreement entered into in connection with the transactions contemplated by the Purchase Agreement.

11.4.     NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto). Such notices shall be deemed delivered hereunder: (a) if delivered by hand or facsimile, when delivered; (b) if delivered by registered mail, three (3) business days after deposit in the United States Mail; or (c) if delivered by courier or express delivery service, one (1) business day following deposit with the courier or delivery service:

if to the Escrow Agent:

LaSalle Bank National Association
Global Escrow Services
135 South LaSalle Street, Suite 1563
Chicago, IL 60603
Attention:          Sue Strack
Telephone:          (312) 904-4570
Fax:               (312) 904-4019

if to WAKO:

Wako Logistics Group, Inc.
200 East Howard Avenue
Des Plaines, Illinois 60018
Attention: David Koontz

with a copy to:

Gusrae, Kaplan, Bruno & Nusbaum PLLC
120 Wall Street
New York, NY 10005
Attention: Lawrence Nusbaum

if to the Sellers:

Remo Picchietti
720 Rockefeller Road
Lake Forest, IL 60045

with a copy to:

Bell, Boyd & Lloyd LLP
70 W. Madison Street, Suite 3100
Chicago, Illinois 60602-4207
Attention: Randy A. Bridgeman
Telephone:     (312) 807-4228
Fax:          (312) 827-8051

11.5.    COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11.6.    HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

11.7.    GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. Subject to Section 11 hereof, the parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

11.8.    AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of WAKO, the Seller and the Escrow Agent.

11.9.    SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

11.10.  ENTIRE AGREEMENT. Subject to Sections 11.2 and 11.3 this Agreement and the Purchase Agreement and the other agreements contemplated in the Purchase Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

11.11.  CONSTRUCTION.

(a)      For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)      The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)      As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)     Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WAKO LOGISTICS GROUP, INC.

By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Chief Executive Officer

REMO PICCHIETTI

By:	/s/ Remo Picchietti

MARY PICCHIETTI

By:	/s/ Mary Picchietti

ESCROW AGENT LaSalle Bank N.A.

By:	/s/ John W. Porter
Name: John W. Porter
Title: Vice President

EXHIBIT A

ESCROW AGENT FEE

Acceptance Fee:	$500.00*

Annual Administration Fee:	$3,500.00*

Wire Transfers	$20.00 each
Check Preparation and Mailing	$25.00 each
1099 Preparation and Reporting	$5.00 each	($250 annual minimum if any 1099 reports required for account)

THE ACCEPTANCE AND FIRST YEAR’S ANNUAL ADMINISTRATION FEES ARE DUE UPON EXECUTION OF THE ESCROW AGREEMENT.

*Should the Escrow Account remain open for less than a full year after an initial twelve month period, the Annual Administration Fee will be prorated on a six-month basis.

Any investment transaction not in a money market fund or a LaSalle Enhanced Liquidity Management account will incur a $150.00 per transaction fee. The parties to the agreement understand and agree that the Escrow Agent may receive certain revenue on certain mutual fund investments. These revenues take one of two forms:

Shareholder Servicing Payments: Escrow Agent may receive Shareholder Servicing Payments as compensation for providing certain services for the benefit of the Money Market Fund Company. Shareholder Services typically provided by LaSalle include the maintenance of shareholder ownership records, distributing prospectuses and other shareholder information materials to investors and handling proxy-voting materials. Typically Shareholder Servicing payments are paid under a Money Market Fund’s 12b-1 distribution plan and impact the investment performance of the Fund by the amount of the fee. The shareholder servicing fee payable from any money market fund is detailed in the Fund’s prospectus that will be provided to you.

Revenue Sharing Payments: Escrow Agent may receive revenue sharing payments from a Money Market Fund Company. These payments represent a reallocation to Escrow Agent of a portion of the compensation payable to the fund company in connection with your account’s money market fund investment. Revenue Sharing payments constitute a form of fee sharing between the fund company and Escrow Agent and do not, as a general rule, result in any additional charge or expense in connection with a money market fund investment, are not paid under a 12b-1 plan, and do not impact the investment performance of the Fund. The amount of any revenue share, if any, payable to Escrow Agent with respect to your account’s investments is available upon request.

All out-of-pocket expenses will be billed at the Escrow Agent’s cost. Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), and copying charges.